THIRD AMENDMENT TO RISK ALLOCATION, CONSULTING AND SERVICES AGREEMENT

THIS THIRD AMENDMENT TO RISK ALLOCATION, CONSULTING AND SERVICES AGREEMENT is made as of this 1st day of July, 2022 by and between SNODDY MANAGEMENT, INC. (“SMI”) and DMC GLOBAL INC. DBA NOBELCLAD (“DMC”).

WITNESS:

WHEREAS, SMI and DMC are parties to a Risk Allocation, Consulting and Services Agreement made as of April 1, 2008 and amended by a First Amendment dated September 24, 2012 and a Second Amendment dated as of March 31, 2018 and wish, by this Third Amendment, to amend it further as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and payments set forth herein and intending to be legally bound hereby, SMI and DMC agree as follows:

1.Concurrent with entry into this Third Amendment, DMC and Coolspring Stone Supply, Inc. have entered into a Third Amendment to their July 29, 2008 License Agreement. During extended term of the License Agreement and in consideration of the ongoing level of risk, consulting and services, the compensation payable to SMI hereunder shall increase to $340,000.00 per annum, payable monthly in advance in equal installments of $28,333.33, beginning with the first payment due on April 1, 2023; with all subsequent payments due on the 1st of the applicable month.

2.The $340,000 per annum payable pursuant to this Third Amendment shall be increased effective April 1, 2024 by a percentage equal to the increase in the Consumer Price Index as defined in the Risk Allocation, Consulting and Services Agreement except that the “base year” shall be calendar year 2021.

3.Payments due under this Third Amendment shall terminate on the same date as the License Agreement terminates. Any extension of the License Agreement shall be contingent upon payments due thereafter under this Third Amendment being in an amount satisfactory to SMI in SMI’s sole discretion.

4.DMC requested, and SMI consented, to a modification to the License Agreement that permits DMC, if it elects to do so, to conduct a greater number of industrial diamond synthesis/bonding explosions limited to 9,000 pounds of explosive per detonation (hereafter “Diamond Explosions”) at Coolspring Mine No. 1 than at DMC’s facility at Dunbar, Pennsylvania; subject, however, to the following conditions:

a.In any fiscal year (April 1 through March 31) DMC may conduct up to 36 Diamond Explosions at Coolspring Mine No. 1 without any requirement that the same number of Diamond Explosions occur in the Dunbar Mine.

b.If the number of Diamond Explosions at Coolspring Mine No. 1 exceeds 36 in a fiscal year, DMC shall compensate SMI at the rate of $2,000 for each such Diamond Explosion unless during such fiscal year DMC conducts an equal or greater number of Diamond Explosions at the Dunbar Mine. To illustrate, if DMC conducts 36 or fewer Diamond Explosions in any fiscal year at Coolspring Mine No. 1 there shall be no payment adjustment under this Third Amendment. If it conducts, for example, 40 Diamond Explosions while conducting 36 or fewer at the Dunbar Mine, an additional payment of $8,000 (four additional explosions multiplied by $2,000 per Diamond Explosion) shall be paid to SMI. If DMC conducts 50 Diamond Explosions at Coolspring Mine No. 1 and 49 at the Dunbar Mine it will pay an additional $2,000 to SMI. If the number of Diamond Explosions conducted at the Dunbar Mine in any fiscal year exceeds the number conducted at Coolspring Mine No. 1 in the same fiscal year, no additional payment will be due.

c.Within 30 days of the end of each fiscal year DMC shall provide SMI with an accounting of the number of Diamond Explosions conducted during the then concluded fiscal year at Coolspring Mine No. 1 and the Dunbar Mine, together with a check made payable to SMI for any additional payment due hereunder by reason of such activity.

5.Notwithstanding the provisions of this Third Amendment, if DMC exercises the option provided to it in the Third Amendment to License Agreement to terminate early the License Agreement effective March 31, 2027, this Third Amendment will also terminate as of that date conditioned upon payment to SMI by DMC of 50% of the amount, including the CPI adjustment, paid by DMC to SMI for the fiscal year ending March 31, 2027.

6.Except as amended hereby, SMI and DMC ratify and reaffirm all of the terms and provisions of the Risk Allocation, Consulting and Services Agreement as previously amended.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

SNODDY MANAGEMENT, INC.

/s/ William R. Snoddy
William R. Snoddy, President

DMC GLOBAL INC. DBA NOBELCLAD

/s/ Chad H. Toth
Authorized Officer
Chad H. Toth, Director of Global Operations